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                                                                  Exhibit(d)3(a)


                              SUBADVISORY AGREEMENT
                              ---------------------

          THIS AGREEMENT is made and entered into on this 14th day of June, 1999, among NATIONWIDE SEPARATE ACCOUNT TRUST, a Massachusetts business trust (the "Trust"), on behalf of the Nationwide Income Fund (the "Fund"), NATIONWIDE ADVISORY SERVICES, INC. (the "Adviser"), an Ohio corporation registered under the Investment Advisers Act of 1940 (the "Advisers Act"), and NCM CAPITAL MANAGEMENT GROUP, INC. (the "Subadviser"), a North Carolina corporation also registered under the Advisers Act.

                              W I T N E S S E T H :

          WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

          WHEREAS, the Adviser has, pursuant to an Advisory Agreement with the Trust dated as of January 16, 1998 (the "Advisory Agreement"), been retained to act as investment adviser for the Fund, one of the Trust's portfolios;

          WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

          WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of the Fund's assets which the Adviser will assign to the Subadviser (the "Subadviser Assets"), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, the parties do mutually agree and promise as follows:

          1. APPOINTMENT AS SUBADVISER. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser now acts, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to other managed accounts and that the Adviser and the Trust have no objection to such activities.


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          2.   DUTIES OF SUBADVISER.

               (a) INVESTMENTS. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's current prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Fund's Board of Trustees, to purchase, hold and sell investments for the Subadviser Assets and to monitor on a continuous basis the performance of such Subadviser Assets. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.

               (b) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Trust's Declaration of Trust and By-Laws and the Prospectus and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code") (including the requirements for qualification as a regulated investment company), and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets.

               The Adviser will provide the Subadviser with reasonable advance notice of any change in the Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided the Subadviser has received prompt notice of the effectiveness of such changes from the Trust or the Adviser. For purposes of this subsection, receipt of a modified Prospectus by the Subadviser shall constitute notice of the effectiveness of such changes. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished by the Subadviser to the Fund or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the

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          Subadviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus or in the Trust's registration statement on Form N-1A.

               (c) VOTING OF PROXIES. The Subadviser shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from the Adviser or the Fund or take any action with respect thereto. If both the Subadviser and another entity managing assets of the Fund have invested in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the security.

               (d) AGENT. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust upon the written request of the Adviser or the Trust.

               (e) BROKERAGE. The Subadviser is authorized, subject to the supervision of the Adviser and the Trust's Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Subadviser Assets with or through, such persons, brokers or dealers ("brokers") as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust's Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers selected by the Subadviser. In the selection of such brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Subadviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the

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          Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts as to which it exercises investment discretion.

               It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

               (f) SECURITIES TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

               The Subadviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and the Subadviser=s Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On a quarterly basis, the Subadviser will either (i) certify to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser=s Code of Ethics with respect to the Subadviser Assets or (ii) identify any violations which have occurred with respect to the Subadviser Assets.

               (g) BOOKS AND RECORDS. The Subadviser shall maintain separate detailed records of all matters pertaining to the Subadviser Assets (the "Fund's Books and Records"), including, without limitation, brokerage and other records of all securities transactions. The Subadviser acknowledges that the Fund=s Records are property of the Trust. The Fund's Books and Records (relating to the Subadviser Assets) shall be available to the Adviser at any time upon reasonable request during normal business hours and shall be available for telecopying without delay to the Adviser during any day that the Fund is open for business.

               (h) INFORMATION CONCERNING FUND INVESTMENTS AND SUBADVISER. From time to time as the Adviser or the Fund may request, the Subadviser will furnish the requesting party

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          reports on portfolio transactions and reports on Subadviser Assets held in the portfolio, all in such detail as the Adviser or the Fund may reasonably request. The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Subadviser Assets, or of material changes in the control of the Subadviser. Upon reasonable request, the Subadviser will make available its officers and employees to meet with the Trust's Board of Trustees to review the Subadviser Assets.

               The Subadviser will also provide such information or perform such additional acts as are customarily performed by a subadviser and may be required for the Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Code, the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

               (i) CUSTODY ARRANGEMENTS. The Subadviser shall on each business day provide the Adviser and the Trust's custodian such information as the Adviser and the Trust's custodian may reasonably request relating to all transactions concerning the Subadviser Assets.

          3. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

          4. EXPENSES. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Trust's, the Fund's or Adviser's expenses. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Fund or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

          5. COMPENSATION. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Subadviser will be entitled to the fee, computed daily and payable no later than the seventh (7th) business day following the end of each month, from the Adviser or the Trust, calculated at an annual rate of 0.25% of the Subadviser Assets' average daily net assets for the first $100 million of Subadviser Assets and 0.15% of the Subadvisers' average daily net assets on Subadviser Assets in excess of $100 million. This fee for the Subadviser is subject to an annual minimum fee of $15,000.

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          The method of determining net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

          6. REPRESENTATIONS AND WARRANTIES OF SUBADVISER. The Subadviser represents and warrants to the Adviser and the Fund as follows:

               (a) The Subadviser is registered as an investment adviser under the Advisers Act;

                  (b) The Subadviser has filed a notice of exemption pursuant to Rule 4.14 under the Commodity Exchange Act (the "CEA") with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association (the ANF""), or is not required to file such exemption;

                  (c) The Subadviser is a corporation duly organized and validly existing under the laws of the State of North Carolina with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its partners, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

                  (e) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Subadviser agrees to promptly provide the Trust with updates of its Form ADV.

         7. REPRESENTATIONS AND WARRANTIES OF ADVISER. The Adviser represents and warrants to the Subadviser as follows:

               (a) The Adviser is registered as an investment adviser under the Advisers Act;

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               (b) The Adviser has filed a notice of exemption pursuant to Rule
          4.14 under the CEA with the CFTC and the NFA or is not required to file such exemption;

               (c) The Adviser is a corporation duly organized and validly existing under the laws of the State of Ohio with the power to own and possess its assets and carry on its business as it is now being conducted;

               (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholder or directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

               (e) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

               (f) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV prior to the execution of this Agreement; and

               (g) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement.

         8. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust represents and warrants to the Adviser and the Subadviser as follows:

               (a) The Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts with the power to own and possess its assets and carry on its business as it is now being conducted;

               (b) The Trust is registered as an investment company under the 1940 Act and the Fund=s shares are registered under the Securities Act; and

               (c) The execution, delivery and performance by the Trust of this Agreement are within the Trust=s powers and have been duly authorized by all necessary action on the part of the Trust and its Board of Trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution,

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          delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Trust=s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust.

          9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION. All representations and warranties made by the Subadviser, the Adviser and the Trust pursuant to Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

          10.  LIABILITY AND INDEMNIFICATION.

               (a) LIABILITY. Except to the extent that the Subadviser is liable to the Trust or any other party as a direct result of the action or inaction of the Subadviser and in the absence of wilful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees ("Affiliates") and each person, if any, who within the meaning of the Securities Act controls the Subadviser ("Controlling Persons") shall not be subject to any expenses or liability to the Adviser, the Trust or the Fund or any of the Fund's shareholders. In the absence of wilful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser=s Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets provided, however, that nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.

               (b) INDEMNIFICATION. The Subadviser shall indemnify the Adviser and the Trust, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, which the Adviser and the Trust and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including reasonable attorneys= fees, which may be sustained as a result of the Adviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

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          11.  DURATION AND TERMINATION.

               (a) DURATION. Unless sooner terminated, this Agreement shall continue until January 15, 2000, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or
          (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

               (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

                    (i) By vote of a majority of the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon at least 60 days' written notice to the Subadviser;

                    (ii) By any party hereto immediately upon written notice to the other parties in the event of a breach of any provision of this Agreement by either of the other parties; or

                    (iii) By the Subadviser upon at least 60 days= written
               notice to the Adviser and the Trust.

          This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

          12. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

         13. REFERENCE TO SUBADVISER. Neither the Adviser nor any Affiliate or agent of it shall make reference to or use the name of Subadviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by Subadviser to the Fund, which references shall not differ in substance from those included in the Fund's Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

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          14.  AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: a) the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act) and b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

          15. CONFIDENTIALITY. Subject to the duties of the Adviser, the Fund and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof.

          16. NOTICE. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

               (a)   If to the Subadviser:

                     NCM Capital Management Group, Inc.
                     103 West Main Street
                     Durham, NC 27701
                     Attention: Maceo K. Sloan
                     Facsimile: (919) 688-5333

               (b)   If to the Adviser:

                     Nationwide Advisory Services, Inc.
                     Three Nationwide Plaza, 26th Floor
                     Columbus, OH 43215
                     Attention:  James F. Laird, Jr.
                     Facsimile:  (614) 249-7424

               (c)   If to the Trust:

                     Nationwide Separate Account Trust
                     Three Nationwide Plaza, 26th Floor
                     Columbus, OH 43215
                     Attention:  James F. Laird, Jr.
                     Facsimile:  (614) 249-7424

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          16.  JURISDICTION. This Agreement shall be governed by and construed to be consistent with the Advisory Agreement and in accordance with substantive laws of the Commonwealth of Massachusetts without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

          17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

          18. CERTAIN DEFINITIONS. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

          19. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          20. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

          21. NATIONWIDE SEPARATE ACCOUNT TRUST AND ITS TRUSTEES. The terms "Nationwide Separate Account Trust" and the "Trustees of Nationwide Separate Account Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of June 30, 1981, as has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf thereof by any of Nationwide Separate Account Trust's Trustees, representatives, or agents are not made individually, but only in their capacities with respect to Nationwide Separate Account Trust. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the assets of the Trust. All persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                       TRUST
                                       NATIONWIDE SEPARATE ACCOUNT TRUST


                                          By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       ADVISER
                                       NATIONWIDE ADVISORY SERVICES, INC.


                                          By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       SUBADVISER
                                       NCM CAPITAL MANAGEMENT GROUP, INC.


                                          By:
                                          -----------------------------------
                                          Name:
                                          Title:

                       AMENDMENT TO SUBADVISORY AGREEMENT

                        EFFECTIVE AS OF September 1, 1999



This AMENDMENT is made part of SUBADVISORY AGREEMENT (the "Agreement") dated as of the 14th day of June, 1999, among Nationwide Separate Account Trust, a Massachusetts business trust (the "Trust"), Nationwide Advisory Services, Inc., an Ohio corporation (the "Adviser") and NCM Capital Management Group, Inc., a North Carolina corporation (the "Subadviser") and is consented to by Villanova Mutual Fund Capital Trust, a Delaware business trust ("Villanova MF").

WHEREAS, the Adviser wishes to transfer its mutual fund investment advisory business to Villanova MF and is asking the Trust and the Subadviser to agree to amend the Agreement so that Adviser's rights and responsibilities are transferred to Villanova MF (the "Transfer");

WHEREAS, the Trust is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 (the "1940 Act");

WHEREAS, Villanova MF is wholly owned by Villanova Capital, Inc., a Delaware corporation, under the majority ownership of Nationwide Financial Services, Inc., a Delaware corporation which through its wholly owned subsidiary, Nationwide Life Insurance Corporation, wholly owns the Adviser, and thus Villanova MF and the Adviser are under common control;

WHEREAS, all of the persons who will serve as the directors of Villanova Capital, Inc. immediately after the Transfer are persons who have served as directors of the Adviser prior to the Transfer;

WHEREAS, substantially all of the persons who will serve as officers of Villanova MF immediately after the Transfer are persons who have served as officers of the Adviser prior to the Transfer;

WHEREAS, the personnel who perform the services required of the Adviser under the Agreement will continue to perform the same services after the Transfer;

WHEREAS, with respect to the services provided under the Agreement, the business and operations of Villanova MF after the Transfer will be substantially the same as the business and operations of the Adviser prior to the Transfer;

WHEREAS, the Transfer will not result in any reduction in the nature or quality of the services which have been provided under the Agreement by the Adviser;

WHEREAS, the Transfer in and of itself will not result in a change in the fees or reimbursements required to be paid under the Agreement;

WHEREAS, the Transfer will not affect the business or operations of the Subadviser, or the nature or quality of the services provided under the Agreement by the Subadviser;

WHEREAS, in view of the foregoing, the Transfer should not constitute an assignment of the Agreement within the meaning of the 1940 Act; and

WHEREAS, the Trust's Board of Trustees has approved this amendment to the Agreement pursuant to Section 14 of the Agreement;

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

1. Effective September 1, 1999 (the "Effective Date"), the Adviser will transfer to Villanova MF all of its rights and responsibilities under the Agreement, including but not limited to, such rights and responsibilities relating to the supervision of the Subadviser's activities with respect to the Trust's portfolios and to the obtaining of information from, and provision of information to, the Subadviser.

2. On the Effective Date, Villanova MF will assume such rights and responsibilities of the Adviser, subject to the terms of the Agreement.

3. On the Effective Date, Adviser shall be relieved of all of its rights and responsibilities under the Agreement.

4. All other provisions of the Agreement shall remain in full force and effect.

5. The Trust represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

6. The Adviser represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

7. The Subadviser represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

8. Villanova MF represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment, and that it is registered with the U.S. Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940.

9. The Adviser and Villanova MF together represent and warrant that the transfer of the Agreement will not constitute an assignment of the Agreement within the meaning of the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed as of the day and year first written above.


NATIONWIDE ADVISORY SERVICES, INC.      NCM CAPITAL MANAGEMENT GROUP, INC.


By:                                     By:
   -------------------------------         ----------------------------------
Title:                                  Title:
      ----------------------------            -------------------------------
Date:                                   Date:
     -----------------------------           --------------------------------

                                        Agreed and Consented to by:



NATIONWIDE SEPARATE ACCOUNT TRUST       VILLANOVA MUTUAL FUND CAPITAL TRUST


By:                                     By:
   -------------------------------         ----------------------------------
Title:                                  Title:
      ----------------------------            -------------------------------
Date:                                   Date:
     -----------------------------           --------------------------------